Exhibit 99.7

21700 Barton Road P.O. Box 150 Colton, California 92324	Contact: Phil Smith Stater Bros. Holdings Inc. (909) 783-5287

P R E S S  R E L E A S E
For Immediate Release
Thursday, June 17, 2004

STATER BROS. HOLDINGS INC. ANNOUNCES NEW CREDIT FACILITY

COLTON, California (June 17, 2004)—Stater Bros. Holdings Inc. (“Stater Bros.” or the “Company”) announced that its subsidiary Stater Bros. Markets (“Markets”) has entered into an amended and restated credit facility (the “New Credit Facility”) with Bank of America, N.A., as sole and exclusive administrative agent and sole initial lender. The New Facility amends and restates Markets’ existing credit facility in its entirety. The new facility consists of a three-year revolving credit facility in a principal amount of up to $75 million, with the right to increase, under certain circumstances, the size of the New Credit Facility to an aggregate principal amount of $100 million. Subject to certain restrictions, the entire amount of the New Credit Facility may be used for loans, letters of credit, or a combination thereof. The New Credit Facility is guaranteed by the Company and all of its existing and future material subsidiaries, and contains customary representations and warranties, covenants and events of default.

STATER BROS. MARKETS...SERVING SOUTHERN CALIFORNIA FOR 67 YEARS

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